SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2003

Main Street Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-25128	58-2104977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

676 Chastain Road, Kennesaw, Georgia 30144
(Address of Principal Executive Offices)

(770) 422-2888
(Registrant’s telephone number, including area code)

Item 5.            Other Events.

On May 22, 2003, Main Street Banks, Inc. completed the sale of $45,000,000 of Main Street Banks Statutory Trust II floating rate trust preferred securities (“Capital Securities”) with a maturity date of June 30, 2033 and a stated liquidation amount of $1,000 per Capital Security.  Interest on the Capital Securities is to be paid on the last day of each March, June, September, and December and is reset quarterly based on the three month London interbank offered rate (“3-Month LIBOR”) plus 325 basis points at the end of the preceding quarter, provided, however, that prior to June 30, 2008, the 3-Month LIBOR shall not exceed 8.75%.  Main Street Banks, Inc. has used the proceeds from this offering to fund a portion of the price paid to acquire First Colony Bancshares, Inc., Alpharetta, Georgia.

Item 7.            Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

10.1

Amended and Restated Declaration of Trust, dated as of May 22, 2003, by and among Main Street Banks, Inc., as sponsor, U.S. Bank National Association, as institutional trustee, and Robert D. McDermott, R. Lynn Courchaine and Samuel B. Hay III, as administrators of Main Street Banks Statutory Trust II.

	10.2	Indenture, dated as of May 22, 2003, between Main Street Banks, Inc., as issuer, and U.S. Bank National Association, as trustee.

	10.3	Guarantee Agreement, dated as of May 22, 2003, between Main Street Banks, Inc., as guarantor, and U.S. Bank National Association, as guarantee trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2003	Main Street Banks, Inc.

	By:	/s/ Edward C. Milligan
Edward C. Milligan
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1

Amended and Restated Declaration of Trust, dated as of May 22, 2003, by and among Main Street Banks, Inc., as sponsor, U.S. Bank National Association, as institutional trustee, and Robert D. McDermott, R. Lynn Courchaine and Samuel B. Hay III, as administrators of Main Street Banks Statutory Trust II.

10.2	Indenture, dated as of May 22, 2003, between Main Street Banks, Inc., as issuer, and U.S. Bank National Association, as trustee.
10.3	Guarantee Agreement, dated as of May 22, 2003, between Main Street Banks, Inc., as guarantor, and U.S. Bank National Association, as guarantee trustee.